As filed with the Securities and Exchange Commission on January 9, 2009

Registration No. 333-144224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3/A

(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HearUSA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22 2748248
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1250 Northpoint Parkway

West Palm Beach, Florida 33407

(561) 478-8770

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Stephen J. Hansbrough

Chief Executive Officer

HearUSA, Inc.

1250 Northpoint Parkway

West Palm Beach, Florida 33407

(561) 478-8770

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

LaDawn Naegle, Esq.

Bryan Cave LLP

700 13th Street, N.W., Suite 700

Washington, D.C. 20005 3960

(202) 508-6000

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” and “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

Smaller reporting company ☐

_______________

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-144224) of registrant filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2007, as amended (the “Registration Statement”) and declared effective by the Commission on September 26, 2007, hereby amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement. The Registration Statement registered for resale a total of 6,402,747 shares of the registrant’s common stock issuable upon the conversion of certain debt held by the Selling Shareholder pursuant to a Credit Agreement between the registrant and the Selling Shareholder. The registrant and the Selling Shareholder have amended the terms of the Credit Agreement to eliminate the conversion rights of the Selling Shareholder and the registrant is therefore deregistering those shares of common stock.

_____________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective Amendment to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Palm Beach, state of Florida on January 8, 2009.

HEARUSA, INC.

By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Stephen J. Hansbrough	Chairman and Chief Executive Officer	January 8, 2009
Stephen J. Hansbrough

/s/ Gino Chouinard	President and Chief Financial Officer	January 8, 2009
Gino Chouinard

*	Director	January 8, 2009
Thomas W. Archibald

/s/ Bruce N. Bagni	Director	January 7, 2009
Bruce N. Bagni

/s/ Paul A. Brown, M.D.	Director	January 6, 2009
Paul A. Brown, M.D.

/s/ Joseph L. Gitterman	Director	January 6, 2009
Joseph L. Gitterman

	Director	January __, 2009
Michel Labadie

*	Director	January 8, 2009
David J. McLachlan

/s/ Stephen Webster	Director	January 6, 2009
Stephen Webster

* /s/ Stephen J. Hansbrough
Attorney-In-Fact